Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

The following is a list of Teekay Offshore Partners L.P.‘s significant subsidiaries as at December 31, 2013:

Name of Significant Subsidiary	State or Jurisdiction of Incorporation	Proportion of Ownership Interest
NAVION OFFSHORE LOADING AS.	NORWAY	100.00%
NORSK TEEKAY AS.	NORWAY	100.00%
NORSK TEEKAY HOLDINGS LTD.	MARSHALL ISLANDS	100.00%
TEEKAY EUROPEAN HOLDINGS S.A.R.L.	LUXEMBOURG	100.00%
TEEKAY NAVION OFFSHORE LOADING PTE. LTD.	SINGAPORE	100.00%
TEEKAY NETHERLANDS EUROPEAN HOLDINGS BV.	NETHERLANDS	100.00%
TEEKAY NORWAY AS.	NORWAY	100.00%
TEEKAY OFFSHORE OPERATING L.P.	MARSHALL ISLANDS	100.00%
UGLAND NORDIC SHIPPING AS	NORWAY	100.00%
PARTREDERIET TEEKAY SHIPPING PARTNERS DA	NORWAY	66.67%
TEEKAY SHIPPING PARTNERS HOLDING AS	NORWAY	100.00%
TEEKAY OFFSHORE HOLDINGS L.L.C	MARSHALL ISLANDS	100.00%
TEEKAY VOYAGEUR PRODUCTION LTD	UNITED KINGDOM	100.00%
SINGLE SHIP-OWNING SUBISDIARIES	(1)	50.00% - 100.00%

(1) We have 28 single ship-owning subsidiaries of which four of the subsidiaries were incorporated in Norway and the remaining 24 subsidiaries were incorporated in the Marshall Islands.